Exhibit 10.3

MODIFICATION AND EXCHANGE AGREEMENT

THIS MODIFICATION AND EXCHANGE AGREEMENT (the “Agreement” or the “Exchange Agreement”) is as of April 20, 2023, by and between Allarity Therapeutics, Inc., a Delaware corporation (the “Company”), and 3i, LP, a Delaware limited partnership (“Preferred Holder”).

RECITALS

WHEREAS, the Preferred Holder beneficially owns and holds 50,000 shares of the Company’s Series C Convertible Redeemable Preferred Stock (the “Series C Preferred Stock”).

WHEREAS, the Preferred Holder beneficially owns and holds 4,239 shares of Series A Convertible Preferred Stock, which has the rights set forth in the Certificate of Designations of Series A Preferred Stock, as amended (the “Original Certificate of Designations”) and to be amended and restated by the Amended and Restated Certificate of Designations of Series A Preferred Stock (the “Certificate of Designations”), in the form attached hereto as Exhibit A (“Series A Preferred Stock” and together with the Series C Preferred Shares, the “Securities”).

WHEREAS, the Preferred Holder desires to exchange 50,000 shares of Series C Preferred Stock (“Series C Preferred Shares”) for an aggregate of 4,027 shares Series A Preferred Stock (the “Exchange Shares”), and the Company desires to issue such shares of Series A Preferred Stock in exchange for the Series C Preferred Shares, on the terms and conditions set forth in this Agreement in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

WHEREAS, the Preferred Holder previously acquired from the Company a Warrant to Purchase Common Stock (Warrant Number 2021-1) to purchase 2,018,958 shares of Common Stock of the Company, at an initial exercise price of $9.9081 per share (the “Original Exercise Price”) of Common Stock (the “Original Warrant”), which the Preferred Holder currently beneficially owns, and the Parties desire to exchange the Original Warrant for a new warrant which will reflect an exercise price of $0.75 (“New Exercise Price”) and represent a right to acquire 12,603,385 shares (the “New Shares”) of Common Stock (“New Warrant Shares”), in the form attached hereto as set forth in Exhibit B hereto (the “New Warrant” and together with the Exchange Shares and the New Warrant Shares, the “Exchange Securities” and together with the Series A Preferred Stock, Series C Preferred Stock and Common Stock issuable upon conversion of the Exchange Securities the “Securities”), in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act.

AGREEMENT

NOW, THEREFORE, in consideration of the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Preferred Holder hereby agree as follows:

Section 1. Exchange.

(a) Subject to and upon the terms and conditions set forth in this Agreement, the Preferred Holder agrees to surrender to the Company the Series C Preferred Shares and, in exchange therefor, the Company shall issue to the Preferred Holder the Exchange Securities.

(b) Subject to and upon the terms and conditions set forth in this Agreement, the Preferred Holder agrees to surrender to the Company the Original Warrant in exchange for the New Warrant.

1.1 Closing. On the Closing Date (as defined below), the Company will issue and deliver (or cause to be issued and delivered) the Exchange Securities to the Preferred Holder, or in the name of a custodian or nominee of the Preferred Holder, or as otherwise requested by the Preferred Holder in writing, and the Preferred Holder will surrender to the Company the Series C Preferred Stock, and the New Warrant. Upon issuance of the New Warrant, the Original Warrant shall automatically be cancelled and void with no further action required on part of the Preferred Holder for such cancellation. Subject to the waiver or satisfaction of the closing conditions set forth herein, the closing of the Exchange shall occur on or about April 21, 2023, or as soon thereafter as the parties may mutually agree in writing (the “Closing Date”), subject to the provisions of Section 4 and Section 5 herein; provided, however, that if the Closing Date shall occur, and Company shall be obligated to issue and deliver (or cause to be issued and delivered) the Exchange Securities to the Holder as specified in this Section 1.1, no later than the standard settlement period on the Company’s primary Trading Market (as defined below) on the date hereof with respect to the common stock of the Company, par value $ $0.0001 per share (“Common Stock”).

1.2 Cancellation of Series C Preferred Shares. At the closing of the Exchange, upon the Company’s receipt of stock power executed in blank by the Preferred Holder for the Series C Preferred Shares and issuance of the Exchange Shares to the Preferred Holder, the Company shall cancel the Series C Preferred Shares in the books and records of the Company, effective as of the Closing Day.

1.3 Section 3(a)(9). Assuming the accuracy of the representations and warranties of each of the Company and the Preferred Holder set forth in Sections 2 and 3 of this Agreement, the parties acknowledge and agree that the purpose of such representations and warranties is, among other things, to ensure that the exchange of 50,000 shares of Series C Preferred Stock for 4,027 shares of Series A Preferred Stock, and the exchange of the Original Warrant for the New Warrant (the “Exchange”) pursuant to the terms of this Agreement qualifies as an exchange of securities under Section 3(a)(9) of the Securities Act.

Section 2. Representations and Warranties of the Company. The Company represents and warrants to the Preferred Holder that:

2.1 Organization and Qualification. The Company is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the State of Delaware, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company, not any subsidiary of the Company (each, a “Subsidiary”) is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of this Agreement or any documents executed in connection herewith (the “Transaction Documents”), (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

2.2 Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the board of directors of the Company (the “Board of Directors”) or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals (as defined below). This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

2.3 Issuance of Exchange Shares. The issuance of the Exchange Securities is duly authorized and, upon issuance in accordance with the terms hereof, the Exchange Securities shall be validly issued, fully paid and nonassessable. The shares of Common Stock issued upon conversion of the Exchange Securities, when issued and delivered in accordance with the terms of the Exchange Securities, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens (as defined below) imposed by the Company, other than restrictions on transfer under applicable state and federal securities laws. Upon issuance in accordance herewith, the issuance by the Company of the Exchange Securities is exempt from the registration requirements of the Securities Act under Section 3(a)(9) of the Securities Act and all of the shares of Common Stock issuable upon conversion of the Exchange Securities will be freely transferable and freely tradable by the Preferred Holder without restriction pursuant to Rule 144 of the Securities Act, assuming the Preferred Holder is not an Affiliate (as defined below) and the holding period requirements of Rule 144 have been met. Subject to Rule 144, the shares of Common Stock issuable upon conversion of the Exchange Securities shall not bear any restrictive or other legends or notations.

2.4 No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance of the Exchange Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents; (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any options, contracts, agreements, liens, security interests, or other encumbrances (“Liens”) upon any of the properties or assets of the Company or any subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or subsidiary debt or otherwise) or other understanding to which the Company or any subsidiary is a party or by which any property or asset of the Company or any subsidiary is bound or affected; or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

2.5 Acknowledgment Regarding the Exchange. The Company acknowledges and agrees that the Preferred Holder is acting solely in the capacity of an arm’s length third party with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges the Preferred Holder is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby, and any advice given by the Preferred Holder or any of its representatives or agents in connection with this Agreement is merely incidental to the Exchange.

2.6 No Commission; No Other Consideration. The Company has not paid or given, and has not agreed to pay or give, directly or indirectly, any commission or other remuneration for soliciting the Exchange. The Exchange Shares are being issued exclusively for the exchange of the Series C Preferred Shares and no other consideration has or will be paid for the Exchange Shares. The New Warrant is being issued exclusively for the exchange of the Original Warrant and no other consideration has or will be paid for such exchange.

2.7 Section 3(a)(9) Representation. The Company has not, nor has any person acting on its behalf, directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the Exchange and the issuance of the Exchange Shares pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from delivering the Exchange Shares to the Preferred Holder pursuant to Section 3(a)(9) of the Securities Act, nor will the Company take any action or steps that would cause the Exchange, issuance and delivery of the Exchange Shares to be integrated with other offerings to the effect that the delivery of the Exchange Shares to the Preferred Holder would be seen not to be exempt pursuant to Section 3(a)(9) of the Securities Act.

2.8 No Third-party Advisors. Other than legal counsel, the Company has not engaged any third parties to assist in the solicitation with respect to the Exchange.

2.9 SEC Reports: Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) of the Exchange Act, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”). As of their respective dates, except for the Company’s Form 10-Q for the period ended September 30, 2021, filed on November 23, 2021, which has been amended by Form 10-Q/A filed on May 17, 2022, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and other than the Form 10-Q for the period ending September 30, 2021, which contained one or more accounting errors that were corrected in the Form 10-Q/A filed on May 17, 2022 (the “September 30, 2021 Restatement”), none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except for the September 30, 2021, Restatement, the financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. Besides the September 30, 2021, Restatement, prior to filing its first annual report on Form 10-K for the year ended December 31, 2021, the Company restated its audited financial statements for the period ended December 31, 2020.

2.10 Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth in the SEC Reports. Except as may be set forth in the SEC Reports, the Company owns, directly or indirectly, all of the capital stock or other equity interests of each subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each subsidiary are validly issued and are fully paid, non-assessable.

2.11 Filings, Consents and Approvals. Other than for any filings with The Nasdaq Stock Market LLC, any filings required to be made with the Securities and Exchange Commission (the “SEC”) pursuant to the Exchange Act in connection with the transactions contemplated by this Agreement, the filing of the Form S-1 Registration Statement registering the resale of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock provided for in this Agreement and the Registration Rights Agreement and other state “blue sky” securities filings that may be necessary, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or any natural person, firm, partnership, association, corporation, company, trust, business trust or other entity (each, a “Person”) in connection with the execution, delivery and performance by the Company of the Transaction Documents (“Required Approval”).

2.12 Capitalization. The capitalization of the Company is as set forth in the Company’s Amendment No. 3 to Form S-1 filed with the SEC on April 17, 2023 and related Prospectus filed pursuant to Rule 424(b)(4) on April 20, 2023 (“1933 Filing”). No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement.

2.13 Shell Company Status. The Company is not currently, and within the past three years has not been, an issuer identified in Rule 144(i)(1) under the Securities Act.

2.14 DTC Eligibility. The Company, through its transfer agent, currently participates in the DTC Fast Automated Securities Transfer (FAST) Program and the Common Stock can be transferred electronically to third parties via the DTC Fast Automated Securities Transfer (FAST) Program.

2.15 Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect; (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables, milestone payments and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’ s financial statements pursuant to GAAP or disclosed in filings made with the SEC; (iii) the Company has not altered its method of accounting; (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholder or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the SEC any request for confidential treatment of information.

2.16 Litigation. Other than as set forth in the 1933 Filing, , there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Exchange Shares or could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.

2.17 Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect.

2.18 Compliance. Except as set forth in the Company’s Form S-1, neither the Company nor any subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any subsidiary under), nor has the Company or any subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived); (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

2.19 Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

2.20 Transactions with Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from providing for the borrowing of money from or lending of money to, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

2.21 Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries, and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

2.22 Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

2.23 Sarbanes-Oxley; Internal Accounting Controls. Except as may be set forth in its reports filed under the Exchange Act, the Company and the subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof and as of the Closing Date. Subject to the material weaknesses identified in its SEC Reports, the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.

2.24 Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents .

2.25 Investment Company. The Company is not, and is not an Affiliate (as defined below) of, and immediately after receipt of payment for the Exchange Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

2.26 Registration Rights. Except for the holder of the Exchange Securities and the Series C Preferred Shares or as disclosed in the SEC Filings, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company or any Subsidiaries.

2.27 Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration. Other than as set forth in the Company’s SEC Reports, the Company has not, in the 12 months preceding the date hereof, received notice from the Nasdaq or any other exchange or quotation service on which the Common Stock is or has been listed or quoted (the “Trading Market”) to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. Other than as set forth in the Company’s SEC Reports, the Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

2.28 Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided the Preferred Holder or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Preferred Holder will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Preferred Holder regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including any Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that the Preferred Holder makes no, nor has made, any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3 hereof

2.29 No Integrated Offering. Assuming the accuracy of the Preferred Holder’s representations and warranties set forth in Section 3, neither the Company, nor any of its Affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the Exchange to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

2.30 Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any subsidiary know of no basis for any such claim.

2.28 Foreign Corrupt Practices. Neither the Company nor any subsidiary, nor to the knowledge of the Company or any subsidiary, any agent or other person acting on behalf of the Company or any subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds; (iii) failed to disclose fully any contribution made by the Company or any subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act (“FCPA”).

2.31 No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

2.32 Acknowledgment Regarding Preferred Holder’s Exchange of Securities. The Company acknowledges and agrees that the Preferred Holder is acting solely in the capacity of an arm’ s length party with respect to the Transaction Documents and the transactions contemplated thereby.

2.33 Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the issuance or resale of any of the Exchange Securities or the shares of Common Stock into which the Exchange Securities are convertible or exercisable , as applicable, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Exchange Securities or the shares of Common Stock into which the Exchange Securities are convertible or exercisable, as applicable, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

2.34 Office of Foreign Assets Control. Neither the Company nor any subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

2.35 Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

2.36 Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any subsidiary, threatened.

Section 3. Representations and Warranties of the Preferred Holder. The Preferred Holder represents and warrants to the Company that:

3.1 Ownership of the Securities. The Preferred Holder is the legal and beneficial owner of the Securities. The Preferred Holder paid for the Securities, and has continuously held the Securities since its issuance or purchase. The Preferred Holder owns the Securities outright and free and clear of any options, contracts, agreements, liens, security interests, or other encumbrances.

3.2 No Public Sale or Distribution. The Preferred Holder is acquiring the Exchange Shares in the ordinary course of business for its own account and not with a view toward, or for resale in connection with, the public sale or distribution thereof; provided, however, that by making the representations herein, the Preferred Holder does not agree to hold any of the Exchange Securities or the shares of Common Stock into which such securities are convertible or exercisable, as applicable, for any minimum or other specific term and reserves the right to dispose of the Exchange Securities and the shares of Common Stock into which such securities are convertible and exercisable at any time pursuant to an effective registration statement filed with the SEC or in accordance with an exemption from the registration requirements of the Securities Act and applicable state securities laws. Except as contemplated herein, the Preferred Holder does not presently have any agreement or understanding, directly or indirectly, with any person to distribute, or transfer any interest or grant participation rights in, the Securities or the Exchange Securities.

3.3 Accredited Investor and Affiliate Status. The Preferred Holder is an “accredited investor” as that term is defined in Rule 501 of Regulation D under the Securities Act. The Preferred Holder is not, and has not been, for a period of at least three months prior to the date of this Agreement (a) an officer or director of the Company, (b) an “affiliate” of the Company (as defined in Rule 144) (an “Affiliate”) or (c) a “beneficial owner” of more than 10% of the Common Stock (as defined for purposes of Rule 13d-3 of the Exchange Act).

3.4 Reliance on Exemptions. The Preferred Holder understands that the Exchange is being made in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Preferred Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Preferred Holder set forth herein in order to determine the availability of such exemptions and the eligibility of the Preferred Holder to complete the Exchange and to acquire the Exchange Securities.

3.5 Information. The Preferred Holder has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the Exchange which have been requested by the Preferred Holder. The Preferred Holder has been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by the Preferred Holder or its representatives shall modify, amend or affect the Preferred Holder’s right to rely on the Company’s representations and warranties contained herein. The Preferred Holder acknowledges that all of the documents filed by the Company with the SEC under Sections 13(a), 14(a) or 15(d) of the Exchange Act that have been posted on the SEC’s EDGAR site are available to the Preferred Holder, and the Preferred Holder has not relied on any statement of the Company not contained in such documents in connection with the Preferred Holder’s decision to enter into this Agreement and the Exchange.

3.6 Risk. The Preferred Holder understands that its investment in the Exchange Securities involves a high degree of risk. The Preferred Holder is able to bear the risk of an investment in the Exchange Securities including, without limitation, the risk of total loss of its investment. The Preferred Holder has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the Exchange.

3.7 No Governmental Review. The Preferred Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement in connection with the Exchange or the fairness or suitability of the investment in the Exchange Securities nor have such authorities passed upon or endorsed the merits of the Exchange Securities.

3.8 Organization; Authorization. The Preferred Holder is duly organized, validly existing and in good standing under the laws of its state of formation and has the requisite organizational power and authority to enter into and perform its obligations under this Agreement.

3.9 Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Preferred Holder and shall constitute the legal, valid and binding obligations of the Preferred Holder enforceable against the Preferred Holder in accordance with its terms. The execution, delivery and performance of this Agreement by the Preferred Holder and the consummation by the Preferred Holder of the transactions contemplated hereby (including, without limitation, the irrevocable surrender of the Series C Preferred Shares and acquisition of the Exchange Securities) will not result in a violation of the organizational documents of the Preferred Holder.

3.10 Prior Investment Experience. The Preferred Holder acknowledges that it has prior investment experience, including investment in securities of the type being exchanged, including the Series C Preferred Shares and the Exchange Securities, and has read all of the documents furnished or made available by the Company to it and is able to evaluate the merits and risks of such an investment on its behalf, and that it recognizes the highly speculative nature of this investment.

3.11 Tax Consequences. The Preferred Holder acknowledges that the Company has made no representation regarding the potential or actual tax consequences for the Preferred Holder which will result from entering into the Agreement and from consummation of the Exchange. The Preferred Holder acknowledges that it bears complete responsibility for obtaining adequate tax advice regarding the Agreement and the Exchange.

3.12 No Registration, Review or Approval. The Preferred Holder acknowledges, understands and agrees that the Exchange Securities are being exchanged hereunder pursuant to an exchange offer exemption under Section 3(a)(9) of the Securities Act.

Section 4. Conditions Precedent to Obligations of the Company. The obligation of the Company to consummate the transactions contemplated by this Agreement is subject to the satisfaction of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Preferred Holder with prior written notice thereof:

4.1 Delivery. The Preferred Holder shall have delivered to the Company a signed form of stock power and instructions to the Company for the cancellation of the Series C Preferred Shares as a book entry on the books and records of the Company

4.2 No Prohibition. No order of any court, arbitrator, or governmental or regulatory authority shall be in effect which purports to enjoin or restrain any of the transactions contemplated by this Agreement.

4.3 Representations. The accuracy in all material respects when made and on the applicable Closing Date of the representations and warranties of the Preferred Holder contained herein (unless as of a specific date therein).

Section 5. Conditions Precedent to Obligations of the Preferred Holder. The obligation of the Preferred Holder to consummate the transactions contemplated by this Agreement is subject to the satisfaction of each of the following conditions, provided that these conditions are for the Preferred Holder’s sole benefit and may be waived by the Preferred Holder at any time in its sole discretion by providing the Company with prior written notice thereof:

5.1 No order of any court, arbitrator, or governmental or regulatory authority shall be in effect which purports to enjoin or restrain any of the transactions contemplated by this Agreement;

5.2 The representations and warranties of the Company (i) shall be true and correct in all material respects when made and on the applicable Closing Date (unless as of a specific date therein) for such representations and warranties contained herein that are not qualified by “materiality” or “Material Adverse Effect” and (ii) shall be true and correct when made and on the applicable Closing Date (unless as of specific date therein) for such representations and warranties contained herein that are qualified by “materiality” or “Material Adverse Effect.”

5.3 All obligations, covenants and agreements of the Company required to be performed at or prior to the applicable Closing Date shall have been performed.

5.4 From the date hereof to the relevant Closing Date, trading in the Common Stock shall not have been suspended by the SEC or any Trading Market and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any trading market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Holder makes it impracticable or inadvisable to purchase the Exchange Securities at the closing.

5.5 The Company shall have closed on a financing of its shares of Common Stock and/or pre-funded warrants and common stock purchase warrants pursuant to an effective registration statement on Form S-1 (File No. 333-270514) in which AGP/Alliance Global Partners shall act as the placement agent (the “Offering”).

5.6 The Company and the Preferred Holder shall have executed, or shall, in connection with the execution of this Agreement, enter into the Registration Rights Agreement, dated as of the even date.

5.7 The Company shall have filed the Certificate of Designations with the Secretary of State of the State of Delaware.

Section 6. Additional Covenants.

6.1 Until the Applicable Date (as defined below) and at any time thereafter while any Registration Statement (as defined in the Registration Rights Agreement) is not effective or the prospectus contained therein is not available for use or any Current Public Information Failure (as defined in the Registration Rights Agreement) exists, the Company shall not file a registration statement or an offering statement under the Securities Act relating to securities that are not the Registrable Securities (other than a registration statement on Form S-8 or such supplements or amendments to registration statements that are outstanding and have been declared effective by the SEC as of the date hereof (solely to the extent necessary to keep such registration statements effective and available and not with respect to any Subsequent Placement)). “Applicable Date” means the earlier of (x) the first date on which the resale by the Preferred Holder of all the Registrable Securities required to be filed on the initial Registration Statement (as defined in the Registration Rights Agreement) pursuant to the Registration Rights Agreement is declared effective by the SEC (and each prospectus contained therein is available for use on such date) or (y) the first date on which all of the Registrable Securities are eligible to be resold by the Preferred Holder pursuant to Rule 144 (or, if a Current Public Information Failure has occurred and is continuing, such later date after which the Company has cured such Current Public Information Failure).

6.2 So long as any Preferred Holder beneficially owns any shares of Series A Preferred Stock (the “Series A Preferred Shares”), the Company will not, without the prior written consent of the Required Holders (as defined below), issue any Series A Preferred Shares (other than to the Preferred Holder as contemplated hereby) and the Company shall not issue any other securities that would cause a breach or default under the Certificate of Designations, or any outstanding common stock purchase warrants issued to 3i, LP (the “Warrants”). The Company agrees that for the period commencing on the date hereof and ending on the date immediately following the Applicable Date (provided that such period shall be extended by the number of calendar days during such period and any extension thereof contemplated by this proviso on which any Registration Statement is not effective or any prospectus contained therein is not available for use or any Current Public Information Failure exists) (the “Restricted Period”), neither the Company nor any of its Subsidiaries shall directly or indirectly issue, offer, sell, grant any option or right to purchase, or otherwise dispose of (or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the Securities Act), any Convertible Securities (as defined below), any debt, any preferred stock or any purchase rights), except for the Offering (any such issuance, offer, sale, grant, disposition or announcement (whether occurring during the Restricted Period or at any time thereafter) is referred to as a “Subsequent Placement”). Notwithstanding the foregoing, this Section 6.2 shall not apply in respect of the issuance of (i) shares of Common Stock or standard options to purchase Common Stock to directors, officers or employees of the Company in their capacity as such pursuant to an Approved Stock Plan (as defined below), provided that (1) all such issuances (taking into account the shares of Common Stock issuable upon exercise of such options) after the date hereof pursuant to this clause (i) do not, in the aggregate, exceed more than 15% of the Common Stock issued and outstanding immediately prior to the Closing Date and (2) the exercise price of any such options is not lowered, none of such options are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such options are otherwise materially changed in any manner that adversely affects any of the Preferred Holder; (ii) shares of Common Stock issued upon the conversion or exercise of Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) issued prior to the date hereof, provided that the conversion, exercise or other method of issuance (as the case may be) of any such Convertible Security is made solely pursuant to the conversion, exercise or other method of issuance (as the case may be) provisions of such Convertible Security that were in effect on the date immediately prior to the date of this Agreement, the conversion, exercise or issuance price of any such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) is not lowered, none of such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are otherwise materially changed in any manner that adversely affects any of the Preferred Holder; and (iii) the Common Stock issuable upon conversion of Exchange Shares (the “Conversion Shares”), (iv) the common stock issuable upon exercise of the Warrants (the “Warrant Shares”) (each of the foregoing in clauses (i) through (iv), collectively the “Excluded Securities”), and (vi) subject to the consent of the Required Holders, not to be unreasonably withheld, Convertible Securities in an aggregate amount not to exceed $10 million, subject to a lock-up by each holder thereof for a period of twelve (12) months following the Restricted Period, a fixed conversion price of no less than 90% of the initial Conversion Price (as defined in the Preferred Holders), including no right, directly or indirectly, to convert, exercise or exchange such Convertible Securities into any other securities of the Company in a Variable Rate Transaction (as defined below), and issued pursuant to transaction documents, in form and substance reasonably satisfactory to the Required Holders, with terms and conditions, as applicable, no more favorable to such holders thereof than the terms and conditions set forth in the Transaction Documents, provided, that the terms of such Convertible Securities are not amended, modified or changed on or after the date of issuance thereof (the “Permitted Subsequent Financing”). “Approved Stock Plan” means any employee benefit plan which has been approved by the board of directors of the Company prior to or subsequent to the date hereof pursuant to which shares of Common Stock and standard options to purchase Common Stock may be issued to any employee, officer or director for services provided to the Company in their capacity as such. “Convertible Securities” means any capital stock or other security of the Company or any of its Subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Stock) or any of its Subsidiaries. “Required Holders” means holders of a majority of the Registrable Securities as of such time (excluding any Registrable Securities held by the Company or any of its Subsidiaries as of such time) issued or issuable hereunder or pursuant to the Certificate of Designations and/or the Warrants.

6.3. So long as any of the Preferred Shares or Warrants remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than (i) 200% of the maximum number of shares of Common Stock issuable upon conversion of all the Preferred Shares then outstanding (assuming for purposes hereof that (x) the Preferred Shares are convertible at the Conversion Price then in effect, and (y) any such conversion shall not take into account any limitations on the conversion of the Preferred Shares set forth in the Preferred Holders), and (ii) the maximum number of Warrant Shares issuable upon exercise of all the Warrants then outstanding (without regard to any limitations on the exercise of the Warrants set forth therein) (collectively, the “Required Reserve Amount”); provided that at no time shall the number of shares of Common Stock reserved pursuant to this Section 6.3 be reduced other than proportionally in connection with any conversion, exercise and/or redemption, as applicable of Preferred Shares and Warrants. If at any time the number of shares of Common Stock authorized and reserved for issuance is not sufficient to meet the Required Reserve Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company’s obligations pursuant to the Transaction Documents, in the case of an insufficient number of authorized shares, obtain stockholder approval of an increase in such authorized number of shares, and voting the management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Required Reserve Amount.

Section 7. Limited Waiver. The Preferred Holder and Company hereby acknowledge and agree that this Agreement and the transactions contemplated by this Agreement and the Transaction Documents (the “Transactions”) are not intended to trigger any rights and remedies that the Preferred Holder may have under the Original Certificate of Designations, as amended from time to time, which includes such amendment contemplated by this Agreement (“COD”), the Securities Purchase Agreement by and between the parties, dated May 20, 2021 (as amended, the “SPA”), the common stock purchase warrants dated May 20, 2021, and issued to the Preferred Holder (and together with the COD, the SPA, the Original Registration Rights Agreement, the “PIPE Documents”). Accordingly, the Preferred Holder waives any rights or remedies that it may have under the PIPE Documents, solely in connection with the Transactions, including but not limited to (a) any adjustment to the Conversion Price and exercise terms of the Warrant in the event of a “new issuance” of Common Stock or any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time shares of Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock , (b) any rights or remedies that it may have under the PIPE Documents that arises as a result of certain defined “triggering events” (as defined in the COD), (c) any rights to consent, notification or participation in a Subsequent Placement (as defined in the SPA), (d) any agreement by the Company to not enter into or effect any Dilutive Issuance (as defined in the COD), and (e) any other rights of termination, defaults, amendment, anti-dilution or similar adjustments, acceleration or cancellation that be triggered under the PIPE Documents.

Section 8. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Preferred Holder, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties hereto with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Preferred Holder makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Preferred Holder. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

Section 9. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally; (b) upon receipt, when sent by email (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (c) one calendar day (excluding Saturdays, Sundays, and national banking holidays) after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.

The addresses and email addresses numbers for such communications shall be:

If to the Company:

Allarity Therapeutics, Inc.

24 School Street,

2nd Floor, Boston, MA 02108

ATTN: James G. Cullem, CEO

jcullem@allarity.com

If to the Preferred Holder:

3i, LP

140 Broadway, 38th Floor

New York, NY 10005

ATTN: Maier J. Tarlow

mjtarlow@3iFund.com

or to such other address and/or email address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.

Section 10. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, including any purchasers of the Exchange Shares. The Preferred Holder may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be the Preferred Holder hereunder with respect to such assigned rights.

Section 11. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 12. Survival of Representations. The representations and warranties of the Company and the Preferred Holder contained in Sections 2 and 3, respectively, will survive the closing of the transactions contemplated by this Agreement.

Section 13. Further Assurances. Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 14. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction).

Section 15. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 16. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rules of strict construction will be applied against any party hereto.

Section 17. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

Section 18. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

Section 19.  Replacement of Securities. If any certificate or instrument evidencing any of the Exchange Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Exchange Shares.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Exchange Agreement as of the date first written above.

Allarity Therapeutics, Inc.

By:	/s/ Joan Brown
Joan Brown, CFO

3i, LP

By:	/s/ Maier J. Tarlow
Maier J. Tarlow, General Partner

EXHIBIT A

Form of Amended and Restated Series A Convertible Preferred Stock

EXHIBIT B

New Warrant

EXHIBIT C

Form of Stock Power and Instructions to the Company

STOCK POWER

FOR VALUE RECEIVED, 3i, LP does hereby sell, assign, and transfer 50,000 shares of Series C Convertible Redeemable Preferred Stock (the “Shares”), of Allarity Therapeutics, Inc., a Delaware corporation (the “Company”), standing in the name of 3i, LP on the books of the Company represented by a book entry number PSC1 issued on February 28, 2023 to the Company and irrevocably appoints corporate secretary of the Company as the undersigned’s attorney-in-fact to cancel all the Shares and to take all necessary and appropriate action to effect the cancellation of the said stock on the books of the Company.

Date: April 21, 2023

3i, L.P.
a Delaware limited partnership

By: Maier J. Tarlow, Manager of the General Partner